UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2012

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8776 E Shea Blvd. Suite B3A-615 Scottsdale, AZ 85260 (Address of principal executive offices)

(480) 968-0207
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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DYNAMIC VENTURES CORP.
Form 8-K
Current Report

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 13, 2012,  Dynamic Ventures Corp., a Delaware Corporation (“Company”) and Bundled Builders Solutions, Inc., a Delaware corporation (“Guarantor”) entered into the Second Amendment to Securities Purchase Agreement (the “Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the “Buyer”).  In accordance with the terms of the Agreement, the Company issued to the Buyer a Combined, Amended and Restated Senior Secured Redeemable Debenture in the principal amount of $770,833.33 that combines, amends, restates and supersedes the Senior Secured Redeemable Debenture issued as of July 31, 2011 in the principal amount of $500,000 and the Senior Secured Redeemable Debenture issued as of April 30, 2012 in the principal amount of $750,000. The Debenture bears interest at a rate of twelve percent (12%) per annum, matures on June 1, 2013 and monthly payments of principal, interest and a redemption premium commence on June 1, 2012.  The Company has the right to redeem the Debenture at any time, at its option for an amount equal to the aggregate principal amount then outstanding, all accrued and unpaid interest, all costs and fess due and payable under the note and an eight percent (8%) premium.  On the maturity date, the Company is obligated to redeem the Debenture and pay a premium of eight percent (8%).  The Debenture is secured by a lien on all of our assets and guaranteed by Guarantor.

The Agreement provides that the Company issue, as a corporate advisory and investment banking service fee, restricted shares of its common stock having a value of $100,000 based on a VWAP calculation (2,000,000 shares of common stock in total), half on the closing date and half on any date that is sixty one days after the issuance of the first 1,000,000 shares. Terms of the agreement require the Company to issue additional shares on the twelve month anniversary of the issuance of the Debenture, such that the Buyer receives proceeds of the sale of the shares equal to $100,000; provided that if the share value on the valuation date exceeds $100,000, then the Company shall be entitled to a return of shares.  The Company has the right to redeem the shares for $100,000 less the amount of proceeds received by the Buyer for any previous sale of shares.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, reference is made to such agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Debenture was issued by the Company in order to raise funds for operating capital.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and sale of the Debenture and the 2,000,000 shares of common stock, of which 1,000,000 will be issued at the closing and 1,000,000 shares to be issued in sixty one days from the closing date, was not and will not be registered under the Securities Act at the time of sale, and therefore neither security may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act, based on the Company’s belief that the offer and sale of the securities has not and will not involve a public offering.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a) – (c)

N/A

(d)  Exhibits.

4.1	Combined, Amended and Restated Senior Secured Redeemable Debenture
10.1	Second Amendment To Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: July 16, 2012	By:	/s/ Mark Summers
Mark Summers
Chief Financial Officer

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